Exhibit 10.12

CREDIT AND SECURITY AGREEMENT BY AND BETWEEN SMARTHEAT INC. AND NORTHTECH HOLDINGS INC. July 27, 2012

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6.5	Books and Records; Inspection and Examination	12
6.6	Delivery of Instruments, etc.	12
6.7	Sale or Transfer of Assets; Suspension of Business Operations	12
6.8	Place of Business; Name	13
6.9	Compliance with Laws	13
6.10	Stockholder Approval	13
6.11	Further Assurances	13
ARTICLE 7. EVENTS OF DEFAULT, RIGHTS AND REMEDIES		13
7.1	Events of Default	13
7.2	Rights and Remedies	14
7.3	Certain Notices	14
ARTICLE 8. MISCELLANEOUS		15
8.1	No Waiver; Cumulative Remedies; Compliance with Laws	15
8.2	Amendments, Etc.	15
8.3	Addresses for Notices; Requests for Accounting	15
8.4	Further Documents	15
8.5	Costs and Expenses	15
8.6	Indemnity	16
8.7	Participants	16
8.8	Execution in Counterparts; Facsimile Execution	16
8.9	Binding Effect; Assignment; Complete Agreement; Exchanging Information	16
8.10	Severability of Provisions	17
8.11	Headings	17
8.12	Governing Law	17
8.13	Mandatory Mediation	17

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CREDIT AND SECURITY AGREEMENT

Dated as of July 27, 2012

THIS CREDIT AND SECURITY AGREEMENT (this "Agreement") is made and effective as of July 27, 2012 by SMARTHEAT INC., a Nevada corporation (including any successor or permitted assignee thereof, the "Borrower"), in favor of NORTHTECH HOLDINGS INC., a British Virgin Islands business company (including any successor, assignee or transferee thereof, the "Lender").

ARTICLE 1.

DEFINITIONS

1.1  Definitions.   For all purposes of this Agreement, except as otherwise expressly provided, the following terms shall have the meanings assigned to them in this Section or in the Section referenced after such term:

"Accounts" means all of the Borrower's deposit accounts (as such term is defined in the UCC) located in the United States.

"AIC" has the meaning set forth in Section 4.2(b).

"Advance" means an advance requested by the Borrower and made by the Lender to the Borrower in accordance with Article 2.

"Affiliate" or "Affiliates" means any Person controlled by, controlling or under common control with the Borrower, including any Subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" has the meaning set forth in the preamble.

"Availability" means the difference of (i) the Maximum Line and (ii)  the aggregate outstanding principal balance of the Advances.

"Average Share Price" means the average of the opening and closing prices for each share of the Borrower’s common stock (NASDAQ: HEAT) on a trading day, or the average of the bid and ask prices if no share of the Borrower’s common stock is traded on such a trading day; provided that in no event shall the Average Share Price be lower than $1.00 or higher than $7.00.

"Banking Day" means a day on which the Federal Reserve Bank of New York is open for business.

"Base Rate" means the rate of interest of 1.25% per month.

"Borrower" has the meaning set forth in the preamble.

"Change of Control" means the occurrence of an event by which:

(a)           any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of all classes of voting stock of the Borrower.

(b)           During any consecutive two-year period, individuals who at the beginning of such period constituted the board of Directors of the Borrower (together with any new Directors whose election to such board of Directors, or whose nomination for election by the stockholders of the Borrower, was approved by a vote of 66-2/3% of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of Directors of the Borrower then in office.

"Collateral" has the meaning set forth in Section 3.1.

"Constituent Documents" means with respect to any Person, as applicable, such Person's certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person's existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person's owners.

"Credit Facility" means the discretionary credit facility being made available to the Borrower by the Lender under Article II.

"Default Conversion Notice" has the meaning set forth in Section 7.4.

"Default Conversion Price" has the meaning set forth in Section 7.4.

"Default Period" means any period of time beginning on the first day of any month during which an Event of Default has occurred and ending on the date the Lender notifies the Borrower in writing that such Event of Default has been cured or waived.

"Default Rate" means, with respect to an Advance, an annual interest rate equal to 125% of the Base Rate.

"Director" means a director of the Borrower or any of its Subsidiaries.

"Deposit Account Control Agreement" means the Deposit Account Control Agreement in substantially the form attached hereto as Exhibit C by the Borrower in favor of the Lender of even date herewith.

“Equity Interest” means the ownership interests of the Borrower in any and all of its Subsidiaries.

"Equity Pledge Agreement" means an Equity Pledge Agreement in form and substance satisfactory to the Lender, pursuant to which the Borrower pledges all of its Equity Interest in a wholly-, directly-owned Subsidiary of the Borrower in favor of the Lender.

"Event of Default" has the meaning set forth in Section 7.1.

"Fees" mean, collectively, the fees payable to the Lender in connection with the Credit Facility, including, without limitation, the extension fee under Section 2.3, and the origination fee and prepayment fees under Section 2.5.

"Funding Date" has the meaning set forth in Section 2.1.

"General Intangibles" means all of the Borrower's general intangibles (as such term is defined in the UCC) located in the United States, whether now owned or hereafter acquired, including all corporate books and records, stock records, the Trademark Collateral and the right to use the Borrower's name.

"Indemnitees" has the meaning set forth in Section 8.6.

"Indemnified Liabilities" has the meaning set forth in Section 8.6.

"Initial Maturity Date" has the meaning set forth in Section 2.3(a).

"Lender" has the meaning set forth in the preamble.

"Lien" means any security interest, mortgage, deed of trust, pledge, charge, encumbrance, title retention agreement or analogous instrument or device.

"Loan Documents" means, collectively, this Agreement, the Revolving Notes, and the Security Documents.

“Material Adverse Effect” means a material adverse effect on the business, operations, affairs, financial condition, assets or properties of the Borrower taken as a whole.

"Maturity Date" has the meaning set forth in Section 2.3(a).

"Maximum Line" means $2,000,000.

"Obligations" means each Revolving Note and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including all indebtedness of the Borrower arising under any Loan Document, whether now in effect or hereafter entered into.

"Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PRC” means the People’s Republic of China.

"Restricted Shares" means the shares of the Borrower’s voting common stock, par value $0.001 per share, issued to the Lender pursuant to the provisions of this Agreement.

"Revolving Note" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit B hereto and any note or notes issued in substitution therefor.

“SEC” means the United States Securities and Exchange Commission.

“SEC Filings” means, collectively, the Borrower’s last annual report on Form 10-K and the Borrower’s most recently filed quarterly reports filed with the SEC.

"Security Documents" means, collectively, this Agreement, the Deposit Account Control Agreement(s), the Equity Pledge Agreements, the Trademark Pledge Agreement and any other document delivered to the Lender from time to time to secure the Obligations.

"Security Interest" has the meaning set forth in Section 3.1.

“Stock Restriction Agreement” means the Stock Restriction Agreement to be entered into by the Lender in substantially the form attached hereto as Exhibit D in connection with the issuance of Restricted Shares by the Borrower from time to time to the Lender.

"Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of Directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

"Termination Date" means the earliest of (i) the Initial Maturity Date, (ii) the Maturity Date, (iii) the date the Borrower terminates the Credit Facility, or (iv) the date the Lender fails to meet the applicable requirements of this Agreement and the Security Documents and all applicable grace periods have passed.

"Trademarks" means all trademarks, service marks, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered, owned by the Borrower.

"Trademark Collateral" means the Borrower’s right, title and interest in and to the following: (i) all Trademarks, including, without limitation, each Trademark registration and application therefor, together with all extensions and renewals thereof, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark; (ii) all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Borrower accruing thereunder or pertaining thereto; (iii) all rights to sue for past, present, and future infringements of the Trademarks; and (iv) all proceeds, including without limitation, license royalties and proceeds of infringement suits, based on the Trademarks; and (v) all goodwill of the Borrower’s business connected with, symbolized by or in any way related to the items set forth in (i) through (iv) above.

"Trademark Office" has the meaning set forth in Section 4.2(c).

"Trademark Pledge Agreement" means the Trademark Pledge Agreement in form and substance satisfactory to the Lender, pursuant to which the Borrower pledges its Trademark Collateral in favor of the Lender.

"UCC" means the Uniform Commercial Code as in effect in the state in which the Borrower is incorporated, the state designated in Section 8.12 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

1.2  Other Definitional Terms; Rules of Interpretation.  The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC.  References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided.  The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."  Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or."  Defined terms include in the singular number the plural and in the plural number the singular.  Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor.  Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

ARTICLE 2.

AMOUNT AND TERMS OF THE CREDIT FACILITY

2.1  Advances.   The Lender may, in its sole discretion, from time to time make advances to the Borrower from the date all of the conditions set forth in Section 4.1 are satisfied (each such date of an Advance, a "Funding Date") to the Termination Date, on the terms and subject to the conditions herein set forth.  The Lender shall not consider any request for an Advance to the extent the amount of the requested Advance exceeds Availability.  The Borrower's obligation to pay the Advances shall be evidenced by the Revolving Note(s) and shall be secured by the Collateral.  Within the limits set forth in this Section 2.1, the Borrower may request Advances, prepay pursuant to Section 2.9 and request additional Advances.

2.2 Procedures for Requesting Advances.  The Borrower shall comply with the following procedures in requesting the Advances:

(a) Time for Requests.  The Borrower shall request each Advance not later than 11:00 a.m., New York, New York time on the Banking Day which is the date an Advance is to be made.  Requests may be made in writing in the form of Exhibit A by an officer of the Borrower, specifying the date of the requested Advance and the amount thereof, and shall be accompanied by the documents specified in Section 4.1 and/or Section 4.2, as applicable.  Each such request shall be effective upon receipt by the Lender.

(b) Amount.  Each Advance shall be in a minimum amount of $100,000, in minimum increments of $100,000; provided that the initial Advance shall be in a minimum amount of $400,000.

(c) Disbursement.  Upon fulfillment of the applicable conditions set forth in Article 4 and the Lender's determination to make an Advance, the Lender shall disburse the proceeds of the requested Advance by wire transfer of immediately available funds to an account of the Borrower maintained with TD Bank, 2 Wall Street, New York, NY unless the Lender and the Borrower shall agree in writing to another manner of disbursement.

2.3 Term of Credit Facility.

(a) Unless terminated by the Lender at any time or by the Borrower pursuant to Section 2.9, the Credit Facility shall remain in effect until the date that is 9 months from the Funding Date in respect of the initial Advance (the “Initial Maturity Date”) and, thereafter, may be extended at the Borrower’s option by 30 days’ prior written notice to the Lender for up to 4 successive 9-month periods (each such date of expiration to which the Credit Facility has been extended is herein referred to as a "Maturity Date"), provided that each such extension shall be subject to (i) the Lender’s approval of the applicable annual budget of the Borrower at the time of the extension, and (ii) the payment by the Borrower to Lender of an extension fee of 4% of the Maximum Line .

(b) On the Termination Date, the entire unpaid principal balance of the Revolving Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

2.4 Interest.

(a) Revolving Note.  The outstanding principal balance of the Revolving Note shall bear interest at the Base Rate, compounded monthly.

(b) Default Interest Rate.  At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, compounded monthly, effective for any periods from time to time designated by the Lender during that Default Period.

(c) Interest Payment.  Any interest accrued on the Revolving Note shall be due and payable on the last day of each calendar month and on the Termination Date.  At the option of the Borrower, interest payment may be made in the form of either (i) cash or (ii) such number of Restricted Shares calculated by dividing the amount of interest due by the Average Share Price as of the due date of such interest payment; provided that the number of Restricted Shares so calculated shall be rounded up to the nearest whole number of shares. If the Borrower fails to pay any interest payment on the date such payment is due, in cash or in Restricted Shares, such payment shall be drawn down from the credit facility and treated as an Advance.

2.5 Fees.

(a) Origination Fee.  Upon the execution and delivery of this Agreement, the Borrower shall pay to the Lender an origination fee of 4% of the Maximum Line.

(b) Prepayment Fees.  If the Borrower prepays an Advance in accordance with Section 2.9 hereof, in whole at any time, or from time to time in part, from the proceeds of any instrument or agreement evidencing any indebtedness, prior to either the Initial Maturity Date or any subsequent Maturity Date of the Revolving Note related to such Advance, Borrower shall pay to Lender a prepayment fee of 10% of the amount of the Advance that has been prepaid.

2.6 Restricted Shares.

(a) The Borrower, at its sole option, may repay Advances, pay Interest pursuant to section 2.4, and pay Fees, in Restricted Shares of the Borrower’s common stock.  The number of Restricted Shares to be issued shall be determined by dividing the amount payable by the Average Share Price, provided that the number of Restricted Shares so calculated shall be rounded up to the nearest whole number of shares.

(b) In connection with any issuance of the Restricted Shares by the Borrower to the Lender pursuant to Section 2.6(a), the Lender shall pay to the Borrower an amount equal to the number of the Restricted Shares issued multiplied by $0.001, subject to Section 3.4 below.  Upon their issuance, the Restricted Shares shall be fully paid and nonassessable, free of any liens, options, encumbrances, proxies, adverse claims, preemptive rights or restrictions other than the restrictions set forth in the Stock Restriction Agreement.  Any issuance of the Restricted Shares by the Borrower to the Lender pursuant to the provisions of this Agreement shall be subject to the terms and conditions of the Stock Restriction Agreement.

2.7 Payment on Non-Banking Days; Computation of Interest and Fees.

(a) Payment on Non-Banking Days.  Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the Fees hereunder, as the case may be.

(b) Computation of Interest and Fees.  Interest accruing on the outstanding principal balance of the Advances and Fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.

2.8 Discretionary Nature of this Facility; Termination by the Lender.  This Agreement contains the terms and conditions upon which the Lender presently expects to make Advances to the Borrower.  Each Advance shall be in the Lender's sole discretion, and the Lender need not show that an adverse change has occurred in the Borrower's condition, financial or otherwise, or that any of the conditions of Article 4 have not been met, in order to refuse to make any requested Advance or to demand payment of the Obligations.

2.9 Voluntary Prepayment; Termination by the Borrower.  Except as otherwise provided herein, the Borrower may prepay the Advances in whole at any time or from time to time in part.  The Borrower may terminate the Credit Facility at any time if it (i) gives the Lender at least 30 days’ prior written notice and (ii) pays the Lender any prepayment fees due in accordance with Section 2.5(b) incurred as a result of prepaying the Advance prior to the Initial Maturity Date or Maturity Date of the Revolving Note for such advance. Subject to termination of the Credit Facility and payment and performance of all Obligations, the Lender shall, at the Borrower's expense, release or terminate the Security Interest and the Security Documents to which the Borrower is entitled by law.

2.10 Mandatory Prepayment.  Without notice or demand, if the sum of the outstanding principal balance of the Advances shall at any time exceed the Maximum Line, the Borrower shall immediately prepay the Advances to the extent necessary to eliminate such excess.  Any payment received by the Lender under this Section 2.10 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

2.11 Use of Proceeds.  The Borrower shall use the proceeds of Advances for ordinary working capital purposes and not any other purposes, including but not limited to, any capital expenditure or investment purposes.

2.12 Liability Records.  The Lender may maintain from time to time, at its discretion, records as to the Obligations.  All entries made on any such record shall be presumed correct until the Borrower establishes the contrary.  Upon the Lender's demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding.  Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within 30 days after receipt.

ARTICLE 3.

SECURITY INTEREST

3.1 Grant of Security Interest.  The Borrower hereby pledges, assigns and grants to the Lender an absolute, present, unconditional, continuing first priority security interest (the "Security Interest") in the Borrower’s entire right, title and interest in and to the following property and rights (the "Collateral"), as security for the payment and performance of the Obligations:

(a) all of the Borrower’s Accounts located in the United States; all of the Borrower’s General Intangibles located in the United States;

(b) all of the Borrower’s Trademark Collateral located in the People’s Republic of China; and

(c) 35% of Borrower’s Equity Interest in each of its wholly-, directly-owned Subsidiaries.

3.2 Additional Collateral.  The Lender may demand additional collateral if the Lender reasonably believes that the Collateral has declined in value or otherwise has reason to believe that the Collateral is insufficient to secure the Obligations.

3.3 Financing Statement.  The Borrower authorizes the Lender to file from time to time where permitted by law, such financing statements against the Collateral described as "all personal property" as the Lender deems necessary or useful to perfect the Security Interest.  A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby.

3.4 Setoff.  The Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due.

3.5 Collateral.  This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency.  The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral.  The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

ARTICLE 4.

CONDITIONS OF WILLINGNESS TO CONSIDER LENDING

4.1 Conditions Precedent to the Initial Advance.  The Lender's willingness to consider making the initial Advance shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

(a) This Agreement, properly executed by the Borrower;

(b) The Revolving Note, properly executed by the Borrower;

(c) Deposit Account Control Agreement(s), properly executed by the Borrower and each bank at which the Borrower maintains deposit accounts;

(d) The Borrower’s financial budget for the 12-month period from the initial Advance to the satisfaction of the Lender;

(e) Current searches of appropriate filing offices showing that (i) no Liens have been filed and remain in effect against the Collateral in the United States, (ii) the Borrower has duly filed in  the State of Nevada (A) all financing statements necessary to perfect the security interests in the Borrower’s Accounts and the Borrower’s General Intangibles, and (B) a financing statement recording the Security Interest in 35% of the Borrower’s Equity Interests in each of its wholly-, directly-owned Subsidiaries, to the extent the Security Interest is capable of being perfected by such filing;

(f) A certificate of the Borrower's Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of the Borrower's Directors, authorizing the execution, delivery and performance of the Loan Documents, (ii) true, correct and complete copies of the Borrower's Constituent Documents, and (iii) examples of the signatures of the Borrower's officers authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower's behalf;

(g) An opinion of counsel to the Borrower, Newman & Morrison LLP, addressed to the Lender;

(h) A fairness opinion, addressed to the Lender;

(i) The documents set forth in Section 4.2 below; and

(j) Such other documents as the Lender in its sole discretion may require.

4.2 Conditions Precedent to All Advances.  The Lender's willingness to consider making any Advance shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender; provided that (b) and (c) shall not be required in connection with the initial Advance:

(a) A certificate of the Borrower’s President certifying as to (i) the representations and warranties set forth in Article 5 being true and correct as of the Funding Date and no event has occurred and is continuing, or would result from such Advance which constitutes an Event of Default, and (ii) the intended purpose for the Advance;

(b) Evidence to the satisfaction of the Lender that the Security Interest in 35% of the Borrower’s Equity Interest in each of its wholly-, directly-owned Subsidiaries have been perfected in all applicable jurisdictions by (i) filing of an Equity Pledge Agreement and other relevant documents in respect of each such Subsidiary in the PRC with the relevant branch of the State Administration for Industry and Commerce (the “AIC”) and (ii) filing of a notarial deed and other relevant documents with the relevant Trade Register in Germany.

(c) Evidence to the satisfaction of the Lender that the Security Interest in the Trademark Collateral has been perfected by filing of the Trademark Pledge Agreement and other relevant documents with the Trademark Office of the AIC (the “Trademark Office”) in the PRC.

(d) An opinion of counsel to the Borrower as to the due authorization and valid issuance of the Restricted Shares by the Borrower in connection with an Advance, if applicable;

(e) Payment of the expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 8.5, including all legal expenses incurred;

(f) In the event of an Advance of in excess of $500,000, a certificate of the Borrower's Secretary or Assistant Secretary certifying that attached to such certificate is the resolutions of the Borrower's Directors, authorizing the request for such Advance; and

(g) Such other documents as the Lender in its sole discretion may require.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES

5.1 Borrower Representations and Warranties.  The Borrower represents and warrants to the Lender as follows:

(a) Organization and Standing.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly licensed or qualified to transact business and is in good standing in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.  The Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under the Loan Documents.

(b) Authorization; No Conflict.  The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower's stockholders, other than any stockholder approval required by applicable NASDAQ rules in connection with any issuances of the Restricted Shares hereunder; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, of the United States or the PRC, except with respect to any filings as may otherwise be required in the PRC and Germany with the AIC and the German Trade Register with respect to the Subsidiaries and with the Trademark Office with respect to the Trademark Collateral, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower's Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, with the exception of Borrower’s listing agreement with NASDAQ, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

(c) Legal Agreements.  This Agreement constitutes and, the other Loan Documents to which the Borrower is a party constitute (or will constitute when executed and delivered) the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); or (iii) laws of jurisdictions not including the State of New York or the federal laws of the United States.

(d) Issuance of Shares.  The Restricted Shares that may be issued at the option of the Borrower pursuant to the terms hereof  have been duly authorized, and when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, free of any liens, options, encumbrances, proxies, adverse claims, or preemptive rights.

(e) Subsidiaries.  Except as set forth in Schedule 5.1(e) hereto, the Borrower has no Subsidiaries.

(f) Titles and Liens.  The Borrower has good and absolute title to all Collateral free and clear of all Liens.

(g) Adequacy of Disclosure.  Schedule 5.1(g) sets forth a list of the Borrower’s Trademarks and all locations of all Collateral located and maintained in the United States. Except as has been previously disclosed to Lender, there are no actions at law, suit in equity or other proceedings in any court or by or before any other governmental or public authority or agency, or any arbitrator or arbitrator panel pending or threatened against Borrower that, either individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect.  All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is true and accurate in all material respects as at its date or (if appropriate) as of the date (if any) at which it is stated to be given, and it has not omitted to supply any information which, if disclosed, might make the information supplied untrue or misleading in any material respect.  None of the SEC Filings contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they are or were made. The financial statements of the Company (together with the related notes) included in the SEC Filings comply in all material respects with the requirements of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, and fairly represent in all material respects the financial condition of the Company as of the dates indicated.

(h) Financing Statements.  The Borrower has provided to the Lender signed financing statements requested by the Lender and has authorized the filing of financing statements to record or perfect the Security Interest and the other security interests created by the Security Documents.  When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected Security Interest in all Collateral to the extent such Security Interest is capable of being perfected by filing financing statements in the jurisdictions in which such offices are located.

5.2 Lender Representations and Warranties.  The Lender represents and warrants to the Borrower as follows:

(a) Organization and Standing.  The Lender is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and is duly licensed or qualified to transact business and is in good standing in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.  The Lender has all requisite power and authority to execute and deliver, and to perform all of its obligations under the Loan Documents.

(b) Authorization.  The execution, delivery and performance by the Lender of the Loan Documents and the Advances from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Lender's stockholders; and (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof.

(c) Legal Agreements.  This Agreement constitutes and, the other Loan Documents to which the Lender is a party constitute (or will constitute when executed and delivered) the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

ARTICLE 6.

COVENANTS

So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing, except with respect to compliance with sections 6.3, 6.4, and 6.7, which shall be subject to the Board of Directors duty to manage the business and affairs of the Borrower in accordance with their fiduciary duties:

6.1 Budgets.  The Borrower will deliver, or cause to be delivered, to the Lender for its approval (i) at least 30 days before the beginning of each fiscal year of the Borrower, an annual financial budget for each month of such year for approval by the Lender, and (ii) in the event of any special project, a budget for such project, which budgets shall set forth in reasonable detail the Borrower's good faith projections and underlying assumptions, and be accompanied by such supporting schedules and information as the Lender may in its discretion require.

6.2 Use of Proceeds.  The Borrower will use the proceeds of the Advances only for working capital purposes in its ordinary course of business consistent with past practice, and not for capital expenditure or investment purposes.

6.3 Business.  The Borrower shall carry on its business in the ordinary course consistent with past practice and shall not effect or cause to be effected any material change in the management or operations of its Subsidiaries.

6.4 Corporate Structure and Governance.  The Borrower shall maintain and cause to be maintained the current legal structure of the Borrower and its Subsidiaries.  The Borrower shall procure that not more than a majority of the Directors currently serving on any of the boards of Directors of the Borrower or its Subsidiaries cease for any reason to constitute a majority of the relevant board of Directors then in office.  The Borrower agrees that a representative of the Lender shall be invited to attend regularly scheduled and special meetings of the boards of Directors of the Borrower and its Subsidiaries, which representative shall have no voting rights at any such meeting.

6.5 Books and Records; Inspection and Examination.  The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all company and financial books and records of the Borrower at all times during ordinary business hours and as often as may reasonably be desired, and to discuss the Borrower's affairs with any of its Directors, officers, employees or agents.

6.6 Delivery of Instruments, etc.  Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel paper constituting Collateral, duly endorsed or assigned by the Borrower.

6.7 Sale or Transfer of Assets; Suspension of Business Operations.  The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the Equity Interest of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than in the ordinary course of business and will not liquidate, dissolve or suspend business operations.  The Borrower will not transfer any part of its ownership interest in any Trademark and will not permit any agreement under which it has licensed any Trademark to lapse, except that the Borrower may transfer such rights or permit such agreements to lapse if it shall have reasonably determined that the applicable Trademark is no longer useful in its business.  If the Borrower transfers any Trademark for value, the Borrower will pay over the proceeds to the Lender for application to the Obligations.  The Borrower will not license any other Person to use any of the Borrower's Trademarks, except that the Borrower may grant licenses in the ordinary course of its business.

6.8 Place of Business; Name.  The Borrower will not transfer its chief executive office  or principal place of business, or move, relocate, close or sell any business location.  The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest.  The Borrower will not change its name or jurisdiction of organization.

6.9 Compliance with Laws.  The Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

6.10 Stockholder Approval.  The Borrower agrees that it will submit this Agreement to its stockholders for approval in its proxy solicitation for Borrower’s next annual meeting of stockholders, to be held no later than nine months after the Initial Advance.

6.11 Further Assurances.  The Borrower agrees that it will, at its sole expense, assist and fully cooperate in the execution or procurement of any further necessary assurance of title and the Security Interest in the Collateral, or any registrations or applications thereof, and at any time, upon the reasonable request of the Lender, shall execute, and deliver any and all papers that may be necessary or desirable to perfect the title, and obtain and continue the Security Interest, to the Collateral in the Lender.  Without limiting the generality of the foregoing, the Borrower agrees to complete the recordations and filings with the relevant governmental authorities of the Equity Pledge Agreements and trademark pledge agreement in all applicable foreign jurisdictions as soon as practicable but in any event within 60 days after the date hereof, as necessary to perfect the Security Interest in the Borrower’s Equity Interests in its wholly-, directly-owned Subsidiaries and the Trademark Collateral located outside the United States.

7

EVENTS OF DEFAULT, RIGHTS AND REMEDIES

7.1 Events of Default.  "Event of Default," wherever used herein, means any one of the following events:

(a) Default in the payment of the Obligations on demand or on any portion of the Obligations that otherwise becomes due and payable;

(b) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement;

(c) A Change of Control shall occur;

(d) The Borrower or any of its Subsidiaries shall be or become insolvent, or admit in writing its inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any of its Subsidiaries shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Subsidiary, as the case may be; or the Borrower or any of its Subsidiaries shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any such Subsidiary; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any such Subsidiary;

(e) A petition shall be filed by or against the Borrower under the United States Bankruptcy Code naming the Borrower as debtor;

(f) Any representation or warranty made by the Borrower in this Agreement, or by the Borrower (or any of its officers) in any agreement, certificate, instrument or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect when deemed to be effective;

(g) An event of default shall occur under any Security Document;

(h) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell or attempt to sell all or substantially all of its assets, without the Lender's prior written consent;

(i) Any event or circumstance with respect to the Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by the Borrower under the Loan Documents is impaired or any Material Adverse Effect shall occur;

(j) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender shall occur; or

(k) The Borrower’s stockholders do not approve this Agreement at the Borrower’s next annual meeting by the requisite vote required to approve such proposal.

7.2 Rights and Remedies.  During any Default Period, the Lender may exercise any or all of the following rights and remedies:

(l) the Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives

(m) the Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

(n) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

(o) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

(p) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (d) or (e) of Section 7.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

7.3 Certain Notices.  If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.3) at least 10 calendar days before the date of intended disposition or other action.

8

MISCELLANEOUS

8.1 No Waiver; Cumulative Remedies; Compliance with Laws.  No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents.  The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.  The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

8.2 Amendments, Etc.  No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

8.3 Addresses for Notices; Requests for Accounting.  Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below next to its signature or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.  All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender.  All requests under Section 9-210 of the UCC (i) shall be made in a writing signed by a person authorized under Section 2.2(a), (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation (iii) shall be deemed to be sent when received by the Lender and (iv) shall otherwise comply with the requirements of Section 9-210 of the UCC.  The Borrower requests that the Lender respond to all such requests which on their face appear to come from an authorized individual and releases the Lender from any liability for so responding.  The Borrower shall pay Lender the maximum amount allowed by law for responding to such requests.

8.4 Further Documents.  The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

8.5 Costs and Expenses.  The Borrower shall pay on demand all costs and expenses, including reasonable attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

8.6 Indemnity.  In addition to the payment of expenses pursuant to Section 8.6, the Borrower shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

(q) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances; and

(r) any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole cost and expense.  Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding.  If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  The Borrower's obligation under this Section 8.6 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

8.7 Participants.  The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants.  All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

8.8 Execution in Counterparts; Facsimile Execution.  This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

8.9 Binding Effect; Assignment; Complete Agreement; Exchanging Information.  The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent.  To the extent permitted by law, the Borrower waives and will not assert against any assignee any claims, defenses or set-offs which the Borrower could assert against the Lender.  This Agreement shall also bind all Persons who become a party to this Agreement as a borrower.  This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.  Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, and all of its direct and indirect subsidiaries, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

8.10 Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

8.11 Headings.  Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

8.12 Governing Law.  The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of New York.

8.13 Mandatory Mediation.  This Agreement and the Loan Documents shall be governed by procedures other than litigation for settling all claims and disputes under the method set forth below:

(s) The parties hereto agree to attempt in good faith to settle any dispute arising under or relating to this agreement by mediation before the Hong Kong International Arbitration Centre (HKIAC) under the then-current version of HKIAC's Commercial Mediation Rules.

(t) In any mediation pursuant to Section 8.13(a):

(i)           the place of mediation shall be Hong Kong;

(ii)           three mediators shall be appointed, one each by the Lender and the Borrower, and one who shall be a New York-licensed attorney (the “chairperson”) by both parties’ mutual agreement;

(iii)           the mediators shall be proficient in the English language, and the chairperson shall be an attorney licensed to practice law in the State of New York.

(u) If the mediation is abandoned by the mediator or is otherwise concluded without the dispute being resolved, the parties may, at their option refer the dispute to arbitration at HKIAC in accordance with its then-current International Arbitration Rules.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SMARTHEAT INC. By /s/ Oliver Bialowons Name: Oliver Bialowons Title: President	NORTHTECH HOLDINGS INC. By /s/ Jun Wang Name: Jun Wang Title: Director

Address: 1802 North Carson Street, Suite 212 Carson City, Nevada 89701 Attention: President e-mail: oliverbialowons@aol.com

Table of Exhibits and Schedules

Exhibit A	Form of Notice of Borrowing
Exhibit B	Form of Revolving Note
Exhibit C	Form of Deposit Account Control Agreement
Exhibit D	Form of Stock Restriction Agreement
Schedule 5.1(e)	Subsidiaries
Schedule 5.1(g)	Trademarks; Locations of Collateral

Exhibit A to Credit and Security Agreement

Notice of Borrowing

______________, ____

TO:	Northtech Holdings Inc.

______________________________

______________________________

______________________________

Telecopier: ____________________

Attention: ______________________

We refer to that certain Credit and Security Agreement dated as of ________, _______ (as amended or modified to date, the "Credit Agreement") by and between SmartHeat Inc. and Northtech Holdings Inc.  Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.2(a) of the Credit Agreement, we hereby request or confirm our request for an Advance on the date, of the type(s) and in the amount(s) specified below.

Amount of Borrowing	Funding Date
$

SMARTHEAT INC.

By:
           Name
           Title

Exhibit A

Exhibit B to Credit and Security Agreement

Revolving Note

$_________________ New York, New York

 ______________, 2012

For value received, the undersigned, SmartHeat Inc., a Nevada corporation (the "Borrower"), hereby promises to pay on ______________, to the order of Northtech Holdings Inc., a British Virgin Islands business company (the "Lender"), at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all advances ("Advances") made by the Lender to the Borrowers in accordance with the terms and conditions of the Credit and Security Agreement dated ___________, 2012 (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Borrower and the Lender, up to a maximum principal amount of ______________________($_________________) ("Principal Sum"), or so much thereof as may be advanced or re-advanced and remains unpaid, together with interest on the principal amount hereunder remaining unpaid from time to time.  The unpaid Principal Sum, together with interest thereon at the rate or rates provided in the Credit Agreement, shall be payable as set forth in the Credit Agreement.  This Note may be prepaid only in accordance with the Credit Agreement.

The fact that the balance hereunder may be reduced to zero from time to time pursuant to the Credit Agreement will not affect the continuing validity of this Note or the Credit Agreement, and the balance may be increased to the Principal Sum after any such reduction to zero.

This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof.

This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

SMARTHEAT INC.

By
President

Exhibit B

Exhibit C to Credit and Security Agreement

Deposit Account Control Agreement

Exhibit C

Exhibit D to Credit and Security Agreement

Stock Restriction Agreement

Exhibit D

Exhibit E to Credit and Security Agreement

Equity Pledge Agreement

Exhibit E

Schedule 5.1(e) to Credit and Security Agreement

Subsidiaries

Subsidiary Name	Jurisdiction of Incorporation	Percentage Owned
SmartHeat Taiyu (Shenyang) Energy Technology Co., Ltd.	People’s Republic of China	100%
* SmartHeat (Shenyang) Heat Pump Technology Co., Ltd.	People’s Republic of China	95%
SanDeKe Co., Ltd.	People’s Republic of China	100%
SmartHeat Siping Beifang Energy Technology Co., Ltd.	People’s Republic of China	100%
SmartHeat Deutschland GmbH	Germany	100%
SmartHeat (China) Investment Co., Ltd.	People’s Republic of China	100%
* SmartHeat (Shenyang) Energy Equipment Co., Ltd.	People’s Republic of China	100%
SmartHeat (Shanghai) Trading Co., Ltd.	People’s Republic of China	100%
Beijing SmartHeat Jinhui Energy Technology Co., Ltd.	People’s Republic of China	52%
Hohhot Ruicheng Technology Co., Ltd.	People’s Republic of China	51%
Urumqi Xinrui Science & Tech. Co., Ltd.	People’s Republic of China

*           Indicates subsidiary of a subsidiary.

Exhibit 5.1 (e)

Schedule 5.1(g) to Credit and Security Agreement

Trademarks, Locations of Collateral

Trademarks

Borrower’s Trademark Collateral is located in the People’s Republic of China

Locations of Collateral

Borrower’s Deposit Accounts in the United States are located in New York

Borrower’s Accounts and General Intangibles in the United States, to the extent they exist, are located in Nevada or New York

Exhibit 5.1 (g)